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Exhibit 21.1

Veeco Instruments Inc.
Annual Report on Form 10-K for the Year Ended December 31, 2000
Exhibit 21.1—Subsidiaries of the Registrant

Subsidiary	Jurisdiction of Organization
U.S. Subsidiaries
CVC, Inc.	Delaware
CVC Products, Inc.	Delaware
Commonwealth Scientific Corporation	Virginia
Ion Tech, Inc.	Colorado
Monarch Labs, Inc.	Colorado
NeXray, LLC (formerly Veeco Industrial Measurement, LLC)	Delaware
Optimag, Inc.	California
Tulakes Real Estate Investments, Inc.	Colorado
Veeco Metrology AFM Inc.	Delaware
Veeco Metrology, LLC	Delaware
Robin Hill Properties, Inc.	California
Veeco Minneapolis Technology Center Inc.	Delaware
Wyko Corporation (also does business as Veeco Metrology Group)	Arizona
Foreign Subsidiaries
Nihon Veeco K.K.	Japan
Veeco Asia Pte. Ltd.	Singapore
Veeco (Barbados) Ltd.	Barbados
Veeco Instruments GmbH	Germany
Veeco Instruments Limited	England
Veeco Instruments S.N.C.	France
Veeco Korea Inc.	Korea
Veeco Taiwan Inc.	Taiwan

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Veeco Instruments Inc. Annual Report on Form 10-K for the Year Ended December 31, 2000 Exhibit 21.1—Subsidiaries of the Registrant